SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________
                                FORM 8-K
                             CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Report: August 26, 1998

                         CALLOWAY'S NURSERY, INC.
          (Exact name of registrant as specified in its charter)

	           Texas	                   0-19305	                 75-2092519
	(State or other jurisdiction of	(Commission File          	(IRS Employer
	incorporation or organization)       Number)      	    Identification Number)

                         	4200 Airport Freeway
                     	Fort Worth, Texas	76117-6200
          	(Address of principal executive offices)	(Zip code)

                              817.222.1122
           (Registrant's telephone number, including area code)
           ____________________________________________________

Item 4.	Changes in Registrant's Certifying Accountant.

a) Previous independent accountants

1) On August 19, 1998 the Registrant's Independent Accountants,
   PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which became PricewaterhouseCoopers LLP on July 1, 1998) were dismissed and replaced by KPMG Peat Marwick LLP.

2) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

3) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

4) In connection with its audits for the two most recent fiscal years and through August 19, 1998 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

5) During the two most recent fiscal years and through August 19, 1998 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

6) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 25, 1998, is filed as Exhibit 16 to this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               	CALLOWAY'S NURSERY, INC.



                                                By	_______________________

	                                                  Daniel G. Reynolds
                                                  	Vice President and
                                                   Chief Financial Officer

Dated: August 26, 1998


EXHIBITS

Exhibit                           Description

  16	    Response letter of PricewaterhouseCoopers, LLP pursuant to
         Item 304 of Reg. S-K






August 25, 1998





Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549


Gentlemen:

We have read the statements made by Calloway's Nursery, Inc. (Commission File Number 0-19305) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form
8-K report for the month of August 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




PricewaterhouseCoopers LLP